UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2008
TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification Number)
incorporation)

4211 South 102nd Street
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On April 24, 2008, T. Christian Armstrong, Executive Vice President, Client Group, of TD AMERITRADE Holding Corporation, announced his retirement, effective March 1, 2009, and entered into an amendment to his employment agreement.   The amendment to his employment agreement provides for:
•	continuation of his base salary until his date of retirement on March 1, 2009

•	cash payment of annual incentive compensation for fiscal year 2008

•	cash payment of annual incentive compensation for fiscal year 2009 pro-rated to March 1, 2009, calculated based on a target of $1.6 million and

•	continued vesting of restricted stock units based on the actual performance of TD AMERITRADE in accordance with the terms of the applicable grant.
On the date of his retirement, Mr. Armstrong will enter into a separation and release of claims agreement substantially in the form attached to his employment agreement entered into in May 2006 (and filed with the SEC at that time).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION

Date: April 30, 2008	By:	/s/ William J. Gerber

Name: William J. Gerber
Title: Chief Financial Officer